UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2007

Power-One, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code:	805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 15, 2007, Power-One issued a press release announcing the results of a patent infringement jury trial against Artesyn Technologies, Inc. A copy of such press release is attached as Exhibit 99.1. On November 19, 2007, Power-One issued another press release again announcing the results of the patent infringement jury trial against Artesyn Technologies, Inc. and providing additional background and details relating to the litigation. A copy of such press release is attached as Exhibit 99.2. The information in this Item 7.01 including each of Exhibits 99.1 and 99.2 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (referred to as the Exchange Act), or otherwise subject to the liabilities of that section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated November 15, 2007, regarding the patent infringement jury trial against Artesyn Technologies, Inc.
99.2	Press Release, dated November 19, 2007, regarding the patent infringement jury trial against Artesyn Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 19, 2007	POWER-ONE, INC.

	By:	/s/ Jeffrey J. Kyle
Jeffrey J. Kyle
Vice President— Finance, Treasurer and Chief Financial Officer